Exhibit 5.1

Mandelbaum Salsburg P. C.

570 Lexington Avenue

New York, New York 10022

September 3, 2021

USA Equites Corp

901 Northpoint Parkway

Suite 302

West Palm Beach, FL 33407

Re:	USA Equities Corp
Registration Statement on Form S-1

Board of Directors:

We have acted as counsel for USA Equities Corp., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 2,854,334 shares of common stock (the “Shares”) offered for resale by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission on September 3, 2021.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s Certificate of Incorporation, as amended, and the Company’s Bylaws, each as currently in effect, the Securities Purchase Agreement between the Company and Mercer Street Global Opportunity Fund, LLC, and the Note and Warrants issued pursuant thereto; the Placement Agent Agreement between the Company and Carter, Terry & Company, the Warrants pursuant to which an aggregate of 28,089 of the Shares are to be issued to certain of the Selling Stockholders and the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents (except we have not assumed due execution and delivery by the Company of any such documents).

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares have been validly issued, fully paid and are non-assessable.

We are attorneys licensed to practice in the State of New York and are familiar with the General Corporation Law of the State of Delaware (“the “DGCL”). Our opinion is limited to the laws of the State of New York, the DGCL, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, New York law and the federal laws of the United States of America to the extent referred to specifically herein. We express no opinion herein as to any other laws, statutes, regulations or ordinances. We have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Yours truly,

/s/ Mandelbaum Salsburg P. C.